UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2015

AI DOCUMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-143602	20-8675798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Ave West NW, Suite 106, Atlanta, GA	30313
(Address of principal executive offices)	(Zip Code)

404-893-0022
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Leonard Armenta, Jr. resigned his positions as an officer and director effective as of the close of business on July 15, 2015. Mr. Armenta had no disagreements with the Company.

The new president and director is:

Marvin Woods, 51, is Chairman, President and Chief Executive Officer. He is an Emmy® Award-nominated television host, author of cookbooks, Home Plate Cooking and The New Low Country Cooking, and a 30-year veteran in the hospitality and restaurant industry. He has also been an owner and a partner in restaurants in Miami, Charlotte and Washington, DC with styles of cuisine and service ranging from tablecloth to fast casual, Low Country, micro brew pub to a health conscious sandwich and salad spot. Chef Woods trained at such notable New York City restaurants as The Sea Grill at Rockefeller Center, Windows on the World, Helmsley Palace, Quatorze, and Arizona 206. In the fall of 2009, he was selected to cook at the White House for the Obamas' first State Dinner. In June 2010, he kicked off First Lady Michelle Obama’s Let’s Move! Healthy Cooking for Families Initiative. Currently, he hosts a segment on Georgia Public Broadcast’s Georgia Cooks and is being a featured contributor/blogger to blackdoctors.org. He is a contracted spokesperson with United HealthCare, Live Smart Energy Bars and Sodexo. Chef Woods has also been sponsored by Publix and Food Lion supermarkets, SCANA Energy and SCE&G, Georgia Natural Gas, Mission Foods, Whole Foods, Char Broil Grills, and Kitchen Aid.  He holds a Culinary Degree from the Academy of Culinary Arts - Atlantic Cape Community College.

Item 9.01  Exhibits

Exhibit No.               Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI DOCUMENT SERVICES, INC.

Dated: July 15, 2015	By:	/s/ Marvin Woods
Name: Marvin Woods
Title :Chief Executive Officer

2